UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2009

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph

The third paragraph of the Current Report on Form 8-K filed on June 17, 2009 regarding the election of Gene Hoffman is hereby deleted in its entirety and replaced with the following paragraph.

Section 5-Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Hoffman is also a general partner of Bluewater Partners, SA, an investment company. Bluewater Partners currently holds approximately 8% of the issued and outstanding stock of the Company. Mr. Hoffman disclaims beneficial ownership to the shares of the Company held by Bluewater. The Company is also indebted to Bluewater in the aggregate amount of $245,717, which must be paid prior to any other loans, fees and invoices outstanding. Bluewater was not instrumental in the reverse merger transaction in which the Company became an SEC reporting company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By:	/s/ Scott Weinbrandt
Name: Scott Weinbrandt
Title: Chairman and President

Date:  June 19, 2009